                                                                   EXHIBIT 10.1

===============================================================================


                                   CREDIT AGREEMENT


                        --------------------------------------


                                COSTILLA ENERGY, INC.


                                         and


                              NATIONSBANK OF TEXAS, N.A.

                                       as Agent


                          and CERTAIN FINANCIAL INSTITUTIONS

                                      as Lenders


                        --------------------------------------


                                   October 10, 1996


===============================================================================

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                          Page

CREDIT AGREEMENT...........................................................  1

ARTICLE I - Definitions and References.....................................  1
    Section 1.1.  Defined Terms............................................  1
    Section 1.2.  Exhibits and Schedules; Additional Definitions........... 17
    Section 1.3.  Amendment of Defined Instruments......................... 17
    Section 1.4.  References and Titles.................................... 17
    Section 1.5.  Calculations and Determinations.......................... 17

ARTICLE II - The Loans..................................................... 18
    Section 2.1.  Making of the Loans...................................... 18
    Section 2.2.  Requests for Advances.................................... 20
    Section 2.3.  Use of Proceeds.......................................... 20
    Section 2.4.  Rate Elections........................................... 21
    Section 2.5.  Commitment Fees.......................................... 22
    Section 2.6.  Borrowing Base Fee....................................... 22
    Section 2.7.  Optional Prepayments..................................... 22
    Section 2.8.  Payments to Lenders...................................... 23
    Section 2.9.  Initial Borrowing Base................................... 24
    Section 2.10.  Subsequent Determinations of Borrowing Base............. 24
    Section 2.11.  Automatic Borrowing Base Reductions; Mandatory
                    Prepayments............................................ 25
    Section 2.12.  Borrower's Reduction of Borrowing Base.................. 26
    Section 2.13.  Capital Reimbursement................................... 26
    Section 2.14.  Increased Cost of LIBOR Rate Portions................... 27
    Section 2.15.  Availability............................................ 28
    Section 2.16.  Funding Losses.......................................... 28
    Section 2.17.  Reimbursable Taxes...................................... 29

ARTICLE III - Letters of Credit............................................ 29
    Section 3.1.  Letters of Credit........................................ 29
    Section 3.2.  Requesting Letters of Credit............................. 30
    Section 3.3.  Reimbursement and Participations......................... 31
    Section 3.4.  Letter of Credit Fees.................................... 32
    Section 3.5.  No Duty to Inquire....................................... 32
    Section 3.6.  LC Collateral............................................ 34

ARTICLE IV - Conditions Precedent to Lending............................... 35
    Section 4.1.  Documents to be Delivered................................ 35
    Section 4.2.  Additional Conditions Precedent.......................... 37

                                     i
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                                     ii

ARTICLE V - Representations and Warranties................................. 38
    Section 5.1.  Borrower's Representations and Warranties................ 38
    Section 5.2.  Representation by Lenders................................ 42

ARTICLE VI - Covenants of Borrower......................................... 42
    Section 6.1.  Affirmative Covenants.................................... 42
    Section 6.2.  Negative Covenants....................................... 49

ARTICLE VII - Security..................................................... 54
    Section 7.1.  The Security............................................. 54
    Section 7.2.  Agreement to Deliver Security Documents.................. 54
    Section 7.3.  Perfection and Protection of Security Interests and
                   Liens................................................... 54
    Section 7.4.  Bank Accounts; Offset.................................... 54
    Section 7.5.  Production Proceeds...................................... 55
    Section 7.6.  Guaranties............................................... 55

ARTICLE VIII - Events of Default and Remedies.............................. 56
    Section 8.1.  Events of Default........................................ 56
    Section 8.2.  Remedies................................................. 58
    Section 8.3.  Indemnity................................................ 59

ARTICLE IX - Agent......................................................... 59
    Section 9.1.  Appointment and Authority................................ 59
    Section 9.2.  Exculpation, Agent's Reliance, Etc....................... 60
    Section 9.3.  Lenders' Credit Decisions................................ 60
    Section 9.4.  Indemnification.......................................... 61
    Section 9.5.  Rights as Lender......................................... 61
    Section 9.6.  Sharing of Set-Offs and Other Payments................... 61
    Section 9.7.  Investments.............................................. 62
    Section 9.8.  Benefit of Article IX.................................... 62
    Section 9.9.  Resignation.............................................. 62

ARTICLE X - Miscellaneous.................................................. 63
    Section 10.1.  Waivers and Amendments; Acknowledgements................ 63
    Section 10.2.  Survival of Agreements; Cumulative Nature............... 65
    Section 10.3.  Notices................................................. 65
    Section 10.4.  Joint and Several Liability; Parties in Interest........ 66
    Section 10.5.  Governing Law; Submission to Process.................... 66
    Section 10.6.  Limitation on Interest.................................. 66
    Section 10.7.  Termination; Limited Survival........................... 67
    Section 10.8.  Severability............................................ 67
    Section 10.9.  Counterparts............................................ 68
    SECTION 10.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC............ 68
    Section 10.11.  Assignments and Participations......................... 68

SCHEDULES AND EXHIBITS:

Lender Schedule
Schedule 1    -    Disclosure Schedule
Schedule 2    -    Security Schedule
Schedule 3    -    Examined Properties

Exhibit A          -    Form of Note
Exhibit B          -    Request for Advances
Exhibit C          -    Rate Election
Exhibit D          -    Certificate Accompanying Financial Statements
Exhibit E          -    Opinion of Cotton, Bledsoe, Tighe & Dawson, P.C.,
                        counsel for Borrower
Exhibit F          -    Form of Guaranty
Exhibit G          -    Agreement to be Bound

                                   CREDIT AGREEMENT

    THIS CREDIT AGREEMENT is made as of October 10, 1996, by and among Costilla Energy, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A. as Agent ("Agent"), and the Lenders referred to below.

    WHEREAS, Borrower has obtained capital and loans through the issuance of its common stock under the Registration Statement and the Senior Unsecured Notes pursuant to the Indenture.

    WHEREAS, funds obtained from the foregoing have been used to repay in full certain bridge loans made to Costilla LLC by NationsBridge, L.L.C.

    WHEREAS, Borrower has requested that Lenders make new loans to Borrower for the purposes described herein; and

    WHEREAS, Lenders are willing to do so on the terms and conditions contained in this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I - DEFINITIONS AND REFERENCES

    Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

    "A&P NOTES" means those certain promissory notes dated December 31, 1994 and May 22, 1996, respectively, by A&P Meter Service and Supply, Inc., the first originally made payable to the order of CSL Partners in the original principal amount of $370,000, with Allonge by Borrower making note payable to the order of Agent, and the second originally made payable to Costilla LLC in the amount of $247,000, with Allonge by Borrower making note payable to the order of Agent.

    "ACQUISITION ADVANCES" has the meaning given it in Section 2.1(c)

    "ADJUSTED LIBOR RATE" means, with respect to each particular LIBOR Rate Portion and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

    Adjusted LIBOR Rate =

            LIBOR RATE               +     LIBOR Spread
    -----------------------------
    (100.0% - Reserve Percentage)

If the Reserve Percentage changes during the Interest Period for a LIBOR Rate Portion, Agent may, at its option, either change the Reserve Percentage for such LIBOR Rate Portion, without notice to Borrower, or leave it unchanged for the duration of such Interest Period. The Adjusted LIBOR Rate shall in no event, however, exceed the Highest Lawful Rate.

    "ADVANCES" means, collectively, all Working Capital Advances and all Acquisition Advances.

    "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, the power:

         (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

    "AGENT" means NationsBank, as Agent hereunder, and its successors in such capacity.

    "AGREEMENT" means this Credit Agreement.

    "APPROVED STOCKHOLDERS" means each of Cadell S. Liedtke, Michael J. Grella and Henry G. Musselman and the spouses, lineal descendants, parents and siblings of any such individual, the estates and the legal representatives of any such individual and any of the foregoing and the trustee of any bona fide trust of which any such individual and any of the foregoing are the sole beneficiaries or grantors.

    "AUTOMATIC BORROWING BASE REDUCTION" has the meaning set forth in Section 2.11.

    "AUTOMATIC BORROWING BASE REDUCTION DATE" has the meaning set forth in
Section 2.11.

    "BASE RATE" means the sum of (a) the greater of the Prime Rate from time to time in effect or (ii) the Federal Funds Rate from time to time in effect plus one-half percent (0.5%) per annum, PLUS (b) the Base Rate Spread. As used in this paragraph, the "PRIME RATE" means the rate of interest established by NationsBank from time to time as its "prime rate". Such rate is set by NationsBank as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of NationsBank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases or decreases in interest rates charged by other lenders or market rates in general and that NationsBank may make various commercial or other loans at rates of interest having no relationship to such rate. If the Prime Rate of NationsBank changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

    "BASE RATE PORTION" means that portion of the unpaid principal balance of the Loans which is not made up of LIBOR Rate Portions.

    "BASE RATE SPREAD" shall mean for each day, the rate based on the Utilization Percentage for such day and calculated pursuant to the following table:

===============================================================================
     UTILIZATION PERCENTAGE                        BASE RATE SPREAD
-------------------------------------------------------------------------------
less than fifty percent (50%)             zero percent (0.000%) per annum
-------------------------------------------------------------------------------
equal to or greater than fifty            one-quarter of one percent (0.250%)
percent (50%), but less than              per annum
seventy-five percent (75%)
-------------------------------------------------------------------------------
equal to or greater than                  one-half of one percent (0.500%) per
seventy-five percent (75%)                annum
===============================================================================

    The Base Rate for any Base Rate Portion shall change, without notice to Borrower, whenever the Utilization Percentage changes.

    "BORROWER" means Costilla Energy, Inc., a Delaware corporation.

    "BORROWER'S ADJUSTED CONSOLIDATED NET INCOME" means for any period, Borrower's Consolidated net income for such period, provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which Borrower or any Consolidated subsidiary of Borrower has an interest (which interest does not cause the net income of such other Person to be Consolidated with the net income of Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary of Borrower, as the case may be,
(b) the net income (but not loss) of any Consolidated Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, law, rule or regulation applicable to such Consolidated
Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (c) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write-downs of assets.

    "BORROWER'S CONSOLIDATED DEBT" means all Consolidated liabilities and similar balance sheet items of Borrower, together with all other Restricted Debt of Related Persons.

    "BORROWER'S CONSOLIDATED TANGIBLE NET WORTH" means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Borrower's Consolidated Debt.

    "BORROWING BASE" means, at the particular time in question, either the amount provided for in Section 2.09 or the amount determined by Agent in accordance with the provisions of Section 2.10, as reduced automatically pursuant to Section 2.11 or by Borrower pursuant to Section 2.12; provided, however, that in no event shall the Borrowing Base ever exceed the amount equal to the Maximum Loan Amount.

    "BORROWING BASE DEFICIENCY" means, at the time in question, the amount by which (a) the sum of (i) the aggregate unpaid principal balance of the Loans outstanding at such time PLUS (ii) the aggregate amount of LC Obligations at such time, exceeds (b) the Borrowing Base in effect at such time.

    "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to LIBOR Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

    "CHANGE IN CONTROL" means any of the following:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Approved Stockholders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total Voting Stock of the Borrower; or

    (b) the Borrower is merged with or into or consolidated with another Person and immediately after giving effect to the merger or consolidation, (i) less than 25% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Borrower immediately prior to such merger or consolidation, and (ii) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Approved Stockholders, has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the total voting power of the Voting Stock of the surviving or resulting Person; or

    (c) the Borrower, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of the Borrower and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions) including capital stock of the Subsidiaries, to any Person (other than the Borrower or a wholly owned Subsidiary); or

    (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office; or

    (e)  the liquidation or dissolution of the Borrower.

    "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

    "COLLATERAL ACCOUNT" has the meaning given it in the Collateral Account Pledge Agreement (as defined in the Security Schedule).

    "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

    "COSTILLA LLC" means Costilla Energy, L.L.C., a Texas limited liability company, as predecessor by merger to Borrower.

    "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

    "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

    "DETERMINATION DATE" has the meaning given it in Section 2.10.

    "DISCLOSURE REPORT" means either a notice given by Borrower under Section 6.1(d) or a certificate given by Borrower's chief financial officer under
Section 6.1(b)(ii).

    "DISCLOSURE SCHEDULE" means Schedule 1 hereto and the documents attached thereto or referred to therein.

    "EBITDA" means, for any period, the sum (determined without duplication on a Consolidated basis and in accordance with GAAP) of (a) Borrower's Consolidated Adjusted Net Income (or net loss), and (b) Borrower's Consolidated taxes, interest, exploration and abandonment costs, depreciation, amortization and depletion expenses and extraordinary loss resulting from extinguishment of Debt taken into account in determining such net income (or net loss) for such period.

    "ENERGY" means Costilla Redeco Energy, L.L.C., a Texas limited liability company.

    "ENGINEERING REPORT" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.1(b)(v).

    "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

    "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

    "EVALUATION DATE" means each of the following:

         (a) Each date which either Borrower or Agent (acting on its own behalf or at the request of Majority Lenders), at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, PROVIDED THAT each such date must be the last date of a current calendar month and that neither Borrower nor Agent (whether acting on its own behalf or at the request of Majority Lenders) shall be entitled to request any such redetermination more than once during any six-month period; and

         (b)  February 28 and July 31 of each year, beginning February 28,
    1997.

    "EVENT OF DEFAULT" has the meaning given it in Section 8.1.


    "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day; PROVIDED, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment reasonably exercised, accurately reflects such rate on overnight Federal funds transactions.

    "FINAL MATURITY DATE" means the fifth anniversary of the date hereof or, if earlier, the date on which the Notes become due and payable in full.

    "FIRST REDUCTION DATE" means September 30, 1998.

    "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

    "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

    "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards

Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

    "GUARANTOR" means any Subsidiary of Borrower which hereafter executes and delivers a guaranty to Agent pursuant to Section 7.6, and any other Person who has guaranteed some or all of the Obligations and has been accepted by Agent as a Guarantor.

    "HAZARDOUS MATERIALS" means any substances categorized as hazardous under any Environmental Law, or any substances that may form the basis of liability under any Environmental Law.

    "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loans. All determinations herein of the Highest Lawful Rate, or of any interest determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

    "INDENTURE" means that certain indenture by and between Borrower, as issuer, and State Street Bank and Trust Company, as Trustee, pursuant to which Borrower issued the Senior Unsecured Notes.

    "INITIAL ENGINEERING REPORT" means the engineering reports concerning oil and gas properties of Related Persons dated July 18, 1996, prepared by Williamson Petroleum Consultants, Inc. as of April 1, 1996.

    "INITIAL FINANCIAL STATEMENTS" means (i) the audited annual Consolidated financial statements of Costilla LLC dated as of December 31, 1995, and (ii) the unaudited Consolidated and consolidating financial statements of Costilla LLC for the six months ended June 30, 1996.

    "INTEREST PERIOD" means, with respect to each particular LIBOR Rate Portion of a Loan, a period of 1, 2, 3 or 6 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

    "ISSUING BANK" means NationsBank in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity.

    "LATE PAYMENT RATE" means eighteen percent (18%) per annum, but in no event to exceed the Highest Lawful Rate.

    "LC APPLICATION" means any application for a letter of credit hereafter made by Borrower to Issuing Bank.

    "LC COLLATERAL" has the meaning given it in Section 3.6.

    "LC CONDITIONS" has the meaning given it in Section 3.1.

    "LC OBLIGATIONS" means at the time in question, the sum of the Matured LC Obligations plus the Maximum Drawing Amount.

    "LENDERS" means each signatory hereto (other than Borrower), including NationsBank in its capacity as a Lender hereunder rather than as Agent or Issuing Bank, and the successors of each as holder of a Note.

    "LETTER OF CREDIT" means any standby or commercial letter of credit issued by Issuing Bank at the application of Borrower, which may be issued for the account of any Related Person, PROVIDED, any and all reimbursement obligations, fees and other amounts payable in connection with any and all such Letters of Credit shall be Obligations of Borrower as set forth in Article III.

    "LIBOR RATE" means, with respect to each particular LIBOR Rate Portion within a LIBOR Tranche and with respect to the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to NationsBank at approximately 9:00 a.m. Dallas, Texas time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by NationsBank in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the aggregate amount of the LIBOR Rate Portions of NationsBank within such LIBOR Tranche and for a period of time equal or comparable to the length of such Interest Period. The LIBOR Rate determined by Agent with respect to a particular LIBOR Rate Portion shall be fixed at such rate for the duration of the associated

Interest Period. If Agent is unable so to determine the LIBOR Rate for any LIBOR Rate Portion, Borrower shall be deemed not to have elected such LIBOR Rate Portion.

    "LIBOR RATE PORTION" means any portion of the unpaid principal balance of a Loan which Borrower designates as such in a Rate Election.

    "LIBOR SPREAD" shall mean for each day the percentage rate based on the Utilization Percentage for such day and calculated pursuant to the following table:

===============================================================================
            UTILIZATION PERCENTAGE                       LIBOR SPREAD
            ----------------------                       ------------
-------------------------------------------------------------------------------
less than fifty percent (50%)              one and three-eighths of one percent
                                           (1.375%) per annum
-------------------------------------------------------------------------------
equal to or greater than fifty percent     one and five-eighths of one percent
(50%), but less than seventy-five          (1.625%) per annum
percent (75%)
-------------------------------------------------------------------------------
equal to or greater than seventy-five      two percent (2.000%) per annum
percent (75%)
===============================================================================

The LIBOR Spread for any LIBOR Rate Portion shall change, without notice to Borrower, whenever the Utilization Percentage changes. The LIBOR Spread shall in no event, however, exceed the Highest Lawful Rate.

    "LIBOR TRANCHE" has the meaning given to it in Section 2.4.

    "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

    "LOAN" has the meaning given it in Section 2.1(a). "LOANS" means all Lenders' Loans.

    "LOAN DOCUMENTS" means this Agreement, the Notes, the LC Applications, the Letters of Credit, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

    "MAJORITY LENDERS" means at any time Lenders collectively having Percentage Shares totalling in the aggregate at least sixty-six and two-thirds percent
(66 2/3%).

    "MATURED LC OBLIGATIONS" means all amounts paid by Issuing Bank on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit (or under or in connection with any LC Application) which have not been repaid to Issuing Bank (with the proceeds of an Advance or otherwise).

    "MAXIMUM DRAWING AMOUNT" means at the time in question the sum of the maximum amounts which Issuing Bank might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

    "MAXIMUM LOAN AMOUNT" means the sum of the Maximum Working Capital Advance Amount and the Maximum Acquisition Advance Amount.

    "MAXIMUM ACQUISITION ADVANCE AMOUNT" means the amount of $30,000,000.

    "MAXIMUM WORKING CAPITAL ADVANCE AMOUNT" means (i) from the date hereof until the date on which Petroleum is merged into Borrower, with Borrower being the surviving entity, the amount of $3,000,000 and thereafter (ii) the amount of $20,000,000.

    "MORTGAGE" has the meaning given it in the Security Schedule.

    "MORTGAGED PROPERTIES" has the meaning given it in the Mortgage.

    "NATIONSBANK" means NationsBank of Texas, N.A. in its individual capacity, and its successors and assigns.

    "NET PROCEEDS OF EQUITY" means all proceeds of the sale of equity interests in Borrower or any of its Subsidiaries, net of out-of-pocket costs of issuance and sale.

    "NOTE" has the meaning given to it in Section 2.1(a). "NOTES" means all Lenders' Notes.

    "OBLIGATIONS" means all Debt from time to time owing by any Related Person to Agent or any Lender under or pursuant to any of the Loan Documents, including all LC Obligations. "OBLIGATION" means any part of the Obligations.

    "OPERATING" means Costilla Redeco Operating, L.L.C., a Texas limited liability company.

    "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1, 2.4, 2.5 or 3.3 in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name with respect to the Loans on the Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 3.3(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 3.3(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

    "PERMITTED INVESTMENTS" means the following investments in or, in the case of clauses (g) through (j) below, investments in, capital contributions to and/or loans to:

         (a) investments in open market commercial paper, maturing within 220 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency;

         (b) investments in marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

         (c) investments in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

         (d) investments in oil and gas leases to which proved oil and/or gas reserves are attributable;

         (e) investments in oil and gas leases to which no proved oil and/or gas reserves are attributable in an amount not to exceed $2,500,000 during any Fiscal Year, after deducting any portion of such investments which have been reimbursed to Borrower by Persons other than the Related Persons;

         (f)  investments in the A&P Notes;

         (g) investments in and/or loans to Republic Gas Partners, L.L.C., a Texas limited liability company, in an amount not to exceed $1,000,000 in the aggregate at any time;

         (h)  investments in and/or loans to Petroleum;

         (i) investments in and/or loans to Energy and Operating in a collective aggregate amount not to exceed $2,500,000 during any Fiscal Year; and

         (j) investments in and/or loans to Subsidiaries of Borrower (other than Energy, Operating and Petroleum) in a collective aggregate amount not to exceed $2,000,000 during any Fiscal Year.

As used in the foregoing definition (and elsewhere herein), "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

    "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

    "PETROLEUM" means Costilla Petroleum Corporation, a Texas corporation.

    "PROHIBITED LIEN" means any Lien not expressly allowed under Section
6.2(b).

    "QUALIFIED PROPERTIES" means oil and gas properties to be purchased by Borrower which meet all of the following criteria:

         (a) at least ninety percent (90%) of the reserve value attributable to such properties (calculated by Borrower under pricing guidelines established by Agent from time to time in accordance with its customary practices and standards for loans in similar amounts to borrowers similarly situated, at the times and under the circumstances then prevailing which are considered by Agent in its discretion) is characterized as proved developed producing reserves under standards recognized by the oil and gas industry.

         (b) all reserves attributable to such properties are located in the United States of America or in off-shore areas under the jurisdiction of any State or the continental United States of America.

         (c) the interest to be acquired by Borrower in such properties is a direct working interest or royalty interest.

         (d) Borrower has delivered to Agent title opinions covering a substantial part of the reserves (as designated by Agent) in accordance with guidelines established by Agent from time to time in its sole discretion.

         (e) Borrower has performed environmental due diligence on such properties in accordance with standards established by Agent from time to time in its sole discretion.

         (f) Upon the purchase of such properties by Borrower, such properties shall become subject to a first-priority perfected Lien in favor of Agent for the benefit of Lenders to secure the Obligations.

    "RATE ELECTION" has the meaning given to it in Section 2.4.

    "REGISTRATION STATEMENT" means, collectively, those two S-1 Registration Statements filed by Borrower with the Securities and Exchange Commission for the issuance of common stock of Borrower, one of which became effective on October 2, 1996 and one of which became effective on October 8, 1996.

    "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

    "RELATED PERSON" means any of Borrower and each Subsidiary of Borrower.

    "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

    "RESERVE PERCENTAGE" means, on any day with respect to each particular
LIBOR Rate Portion in a LIBOR Tranche, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to NationsBank under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to NationsBank's LIBOR Rate Portion in such LIBOR Tranche, were NationsBank to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

    "RESTRICTED DEBT" of any Person means Debt in any of the following categories:

         (a)  Debt for borrowed money,

         (b) Debt constituting an obligation to pay the deferred purchase price of property,

         (c)  Debt evidenced by a bond, debenture, note or similar instrument,

         (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Debt arising under futures contracts, swap contracts, or similar agreements,

         (f) Debt constituting principal under leases capitalized in accordance with GAAP,

         (g) Debt arising under conditional sales or other title retention agreements,

         (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

         (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received, the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and obligations with respect to gas imbalances), OR

         (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "RESTRICTED DEBT" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than ninety (90) days past the original invoice or billing date therefor.

    "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

    "SECURITY SCHEDULE" means Schedule 2 hereto.

    "SENIOR UNSECURED NOTES" means the $100,000,000 of Senior Unsecured Notes due 2006 issued under the Indenture.

    "SMI" means Statewide Minerals, Inc., a Texas corporation.

    "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

    "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

    "UTILIZATION PERCENTAGE" means for each day the percentage determined for such day by dividing (i) the sum of the aggregate unpaid principal balance of the Loans at the end of such day PLUS the amount of all outstanding LC Obligations at the end of such day by (ii) the amount of the Borrowing Base in effect at the end of such day.

    "VOTING STOCK" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors, including but not limited to non-voting capital stock of Borrower which is convertible at any time into a class of capital stock normally entitled to vote in the election of directors.

    "WORKING CAPITAL" means funds used for general corporate purposes, including the acquisition of oil and gas properties.

    "WORKING CAPITAL ADVANCES" has the meaning given it in Section 2.1(b).

    Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

    Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

    Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

    Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations of interest made under the Loan Documents with respect to LIBOR Rate, Adjusted LIBOR Rate, LIBOR Rate Spread and any other calculations with respect to LIBOR Rate Portions shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days and all other calculations made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as applicable. Each determination by Agent, any Lender or Issuing Bank of amounts to be paid under Sections 2.13 through 2.17 or any other matters which are to be determined hereunder by Agent, any Lender or Issuing Bank (such as any LIBOR Rate, LIBOR Spread, Utilization Percentage, Adjusted LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - THE LOANS

    Section 2.1. MAKING OF THE LOANS.

         (a)  ADVANCES.  Subject to the terms and conditions in Subparagraphs
    (b) and (c) below, each Lender agrees to make Advances to Borrower upon request from time to time prior to the Final Maturity Date. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (such Lender's "LOAN"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (such Lender's "NOTE") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Prior to the Final Maturity Date and subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow under the Notes. The entire unpaid balance of the Loans and all interest accrued thereon shall be due and payable in full on the Final Maturity Date.

         (b) WORKING CAPITAL ADVANCES. Subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower to be used for Working Capital and to refinance Matured LC Obligations (such Lender's "WORKING CAPITAL ADVANCES") upon request from time to time prior to the Final Maturity Date, so long as:

              (i) each Working Capital Advance by such Lender DOES NOT EXCEED such Lender's Percentage Share of the aggregate amount of Working Capital Advances then requested from all Lenders;

              (ii) the sum of (A) the aggregate amount of such Lender's Working Capital Advances outstanding at such time and the Working Capital Advances then requested by Borrower, plus (B) the Maximum Drawing Amount for which such Lender is liable to purchase participations under Section 3.3(c) and the amount of Matured LC Obligations which have been funded by such Lender, DOES NOT EXCEED (C) the lesser of such Lender's Percentage Share of the Maximum Working Capital Advance Amount and the Borrowing Base in effect as of the date on which the requested Working Capital Advance is to be made;

              (iii) the aggregate amount of all Advances outstanding at such time plus the Working Capital Advances then requested by Borrower and all LC Obligations outstanding at such time DOES NOT EXCEED the Borrowing Base in effect as of the date on which the requested Working Capital Advance is to be made; and

              (iv) The aggregate amount of all Working Capital Advances requested of all Lenders in any Request for Advance is greater than or equal to $500,000 or equal to the unadvanced portion of the Borrowing Base.

         (c) ACQUISITION ADVANCES. Subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower for the acquisition of Qualified Properties (such Lender's "ACQUISITION ADVANCES") upon request from time to time prior to the Final Maturity Date, so long as:

              (i) the Acquisition Advances requested for the purchase of Qualified Properties DO NOT EXCEED sixty percent (60%) of the reserve value attributable to such Qualified Properties (calculated by Borrower under pricing guidelines established by Agent from time to time in accordance with its customary practices and standards for loans in similar amounts to borrowers similarly situated, at the times and under the circumstances then prevailing which are considered by Agent in its discretion);

              (ii) each Acquisition Advance by such Lender DOES NOT EXCEED such Lender's Percentage Share of the aggregate amount of Acquisition Advances then requested from all Lenders;

              (iii) the aggregate amount of such Lender's Acquisition Advances outstanding at such time and the Acquisition Advances then requested by Borrower, DOES NOT EXCEED the lesser of such Lender's Percentage Share of the Maximum Acquisition Advance Amount and the Borrowing Base in effect as of the date on which the requested Acquisition Advance is to be made;

              (iv) the aggregate amount of all Advances outstanding at such time plus the Acquisition Advances then requested by Borrower and all LC Obligations outstanding at such time does not exceed the Borrowing Base in effect as of the date on which the requested Acquisition Advance is to be made; and

              (v) the aggregate amount of all Acquisition Advances requested of all Lenders in any Request for Advance is greater than or equal to $500,000 or is equal the unadvanced portion of the Borrowing Base.

    Section 2.2. REQUESTS FOR ADVANCES. Borrower must give to Agent at least one Business Day's prior written notice, or telephonic notice promptly confirmed in writing, of any requested Advances, after which Agent shall give each Lender prompt notice thereof. Each such written request or confirmation must be made in the form and substance of the "Request for Advances" attached hereto as Exhibit B, duly completed and must designate whether such Advances are Working Capital Advances or Acquisition Advances. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation.
If all conditions precedent to such Advances have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower. Each Request for Advances shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within two Business Days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, to be calculated as to such Lender at the Federal Funds Rate, and to be calculated as to Borrower at the interest rate applicable at the time to the other Advances made on such date. If any Lender fails to make such payment to Agent within such two Business Day-period, such Lender shall in addition to such amount pay interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

    Section 2.3.  USE OF PROCEEDS.

         (a) All funds from Working Capital Advances shall be used by Borrower only for Working Capital and to refinance Matured LC Obligations, and

         (b) Borrower shall use all funds from Acquisition Advances to finance the acquisition of Qualified Properties.

         (c) Borrower shall use all Letters of Credit for general corporate purposes of Related Persons.

         (d) In no event shall the funds from any Advance or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

    Section 2.4. RATE ELECTIONS. Borrower may from time to time designate all or any portions of the outstanding Working Capital Advances or the outstanding Acquisition Advances (including any yet to be made Working Capital Advances or Acquisition Advances, as the case may be, which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "LIBOR Tranche", which term refers to a set of LIBOR Rate Portions of the Working Capital Advances or a set of LIBOR Rate Portions of the Acquisition Advances with identical Interest Periods and with each Lender participating in such LIBOR Tranche in accordance with its Percentage Share of the outstanding Working Capital Advances or the outstanding Acquisition Advances as the case may be. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default, and Borrower may make such an election with respect to already existing LIBOR Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a LIBOR Tranche shall:

         (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

         (b) Specify the aggregate amount of the outstanding Working Capital Advances or the aggregate amount of outstanding Acquisition Advances which Borrower desires to designate as such LIBOR Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

         (c) Be received by Agent not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (a "RATE ELECTION") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the aggregate amount of the LIBOR Tranche elected in any Rate Election must be $1,000,000 or a higher integral multiple of $100,000. Upon the termination of each Interest Period the portion of each Loan within the related LIBOR Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than five (5) LIBOR Tranches in effect at any time.

    Section 2.5. COMMITMENT FEES. In consideration of each Lender's commitment to make Advances, Borrower will pay to Agent for the account of each Lender a nonusage fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the sum of (i) the aggregate unpaid principal balance of the Loans at the end of such day PLUS (ii) the amount of all outstanding LC Obligations at the end of such day. This nonusage fee shall be due and payable in arrears on the first day of each Fiscal Quarter and on the Final Maturity Date. The applicable "COMMITMENT FEE RATE" for each day shall be based on the Utilization Percentage for such day and calculated pursuant to the following table:

===============================================================================
         UTILIZATION PERCENTAGE             APPLICABLE COMMITMENT FEE RATE
         ----------------------             ------------------------------
-------------------------------------------------------------------------------
less than fifty percent (50%)           three-tenths of one percent (0.300%)
                                        per annum
-------------------------------------------------------------------------------
equal to or greater than fifty          seven-twentieths of one percent (0.35%)
percent (50%), but less than            per annum
seventy-five percent (75%)
-------------------------------------------------------------------------------
equal to or greater than seventy-       two-fifths of one percent (0.40%)
five percent (75%)                      per annum
===============================================================================

    Section 2.6. BORROWING BASE FEE. On each Determination Date, Borrower will pay to Agent for the account of each Lender, a borrowing base fee in an amount equal to one-quarter of one percent (0.250%) of the amount by which the new Borrowing Base designated on such Determination Date exceeds the amount of the Borrowing Base in effect on the day immediately preceding such Determination Date.

    Section 2.7. OPTIONAL PREPAYMENTS. Borrower may, upon one Business Day's notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $500,000, so long as Borrower does not prepay any LIBOR Rate Portion, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loans to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

    Section 2.8. PAYMENTS TO LENDERS. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender or Issuing Bank to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable in Dallas County, Texas at the place provided in such Loan Document and, if no specific place of payment is provided, shall be due and payable at the place of payment of NationsBank's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Lenders shall apply all such money they receive from Agent, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.1(i) or (j) or Issuing Bank under
    Section 3.3(a), and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

         (b) then, so long as no Default or Event of Default has occurred and is continuing, to the prepayment of Working Capital Advances or Acquisition Advances outstanding under the Notes as directed in writing by Borrower, together with accrued and unpaid interest on the outstanding Advances so prepaid;

         (c) then for the prepayment of amounts owing under the Loan Documents (other than Working Capital Advances and Acquisition Advances outstanding under the Notes) if so specified by Borrower;

         (d) then for the prepayment of Working Capital Advances and Acquisition Advances outstanding under the Notes, together with accrued and unpaid interest on the outstanding Advances so prepaid;

         (e)  then, for the payment or prepayment of any other Obligations; and

         (f) last, for the pro rata payment of any other indebtedness or obligations to Lenders secured by the Security Documents.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.7 and 2.8.  All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Agent and all Lenders which are described in such subsection; provided that if any Lender then owes payments to Issuing Bank for the purchase of a participation under Section 3.3(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Issuing Bank, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

    Section 2.9. INITIAL BORROWING BASE. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $50,000,000.

    Section 2.10. SUBSEQUENT DETERMINATIONS OF BORROWING BASE. By each Evaluation Date Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Related Persons' businesses and properties (including Related Persons' oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.1(b)(v). Within forty-five days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base, which, if Majority Lenders do not agree on such amount, the Borrowing Base shall be the lowest amount determined by any Lender: provided, however, that all Lenders must agree on any increase in the Borrowing Base and provided further that ON AND AFTER THE FIRST REDUCTION DATE THE BORROWING BASE SHALL NOT BE INCREASED ABOVE THE AMOUNT OF THE BORROWING BASE IN EFFECT AT THE TIME THE BORROWING BASE IS REDETERMINED OR AUTOMATICALLY REDUCED. Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (a "DETERMINATION DATE") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine, and may redesignate the Borrowing Base from time to time thereafter at any amount which all Lenders redetermine, until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties of Related Persons at the time in question and based upon such other factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Majority Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum
Loan Amount, any prior Borrowing Base or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by law and regulatory authorities, for the purposes of Section 2.13.

    Section 2.11.  AUTOMATIC BORROWING BASE REDUCTIONS; MANDATORY PREPAYMENTS.

    (a) The Borrowing Base shall be reduced automatically (an "AUTOMATIC BORROWING BASE REDUCTION") by the Quarterly Reduction Amount as defined below in this section) on the last day of each Fiscal Quarter, beginning on the First Reduction Date (each such day is herein called an "AUTOMATIC BORROWING BASE REDUCTION DATE"). To the extent that a Borrowing Base Deficiency exists on any Automatic Borrowing Base Reduction Date as a result of an Automatic Borrowing Base Reduction, Borrower shall immediately prepay the principal of the Loans in an amount at least equal to the lesser of (i) such Borrowing Base Deficiency or
(ii) the unpaid principal balance of the Loans. As used in this subsection (a), the term "QUARTERLY REDUCTION AMOUNT" means an amount equal to one-twelfth of the Borrowing Base in effect on the First Reduction Date.

    (b) If a Borrowing Base Deficiency exists other than as a result of an Automatic Borrowing Base Reduction, Borrower shall, within ten (10) days after Agent gives notice of such fact to Borrower, either:

         (i) prepay the principal of the Loans in an amount at least equal to the lesser of (A) such Borrowing Base Deficiency or (B) the unpaid principal balance of the Loans (in this section called a "MANDATORY PREPAYMENT AMOUNT"), or

         (ii) give notice to Agent electing to prepay such Mandatory Prepayment Amount in six (6) (or fewer) installments. Each such installment shall equal or exceed one-sixth of such Borrowing Base Deficiency; the first such installment shall be paid with the giving of such notice and the subsequent installments shall be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or

         (iii) give notice to Agent electing to provide to Agent (and provide to Agent within 30 days after receipt of such notice from Agent) deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in additional oil and gas properties, or such other Collateral as is acceptable to Majority Lenders, having a Borrowing Base value at least equal to such Borrowing Base Deficiency (as determined by Majority Lenders in the same manner as the Borrowing Base as provided in
    Section 2.11), or

         (iv) give notice to Agent and Lenders electing a combination of the foregoing.

    (c) In the event that any Borrowing Base Deficiency (whether or not resulting from an Automatic Borrowing Base Reduction) exceeds the unpaid principal balance of the Loans (i.e. because of LC Obligations), the remaining amount of such Borrowing Base Deficiency shall be eliminated as set forth in
Section 3.6(a) unless Borrower shall have the option to provide Agent with additional Collateral to eliminate such remaining Borrowing Base Deficiency as set forth in Section 2.11(b)(iii), and Borrower elects to, and does, provide such additional Collateral.

    (d) Each prepayment of principal under this Section 2.11 shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

    Section 2.12. BORROWER'S REDUCTION OF BORROWING BASE. Until the second anniversary of the date hereof, Borrower may, during the fifteen-day period beginning on each Determination Date (each such period, in this section, an "OPTION PERIOD"), reduce the Borrowing Base from the amount designated by Agent to any lesser amount. To exercise such option Borrower must within an Option Period send notice to Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period the Borrowing Base shall be the amount designated by Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

    Section 2.13. CAPITAL REIMBURSEMENT. If at any time after the date hereof, and from time to time, any Lender or Issuing Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, such Lender's or Issuing Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Lender or Issuing Bank with any of such requirements, has or would have the effect of (a) increasing such Lender's costs relating to the Obligations owing to such Lender or Issuing Bank's costs relating to the provisions hereof concerning the issuance of Letters of Credit, or (b) reducing the yield or rate of return of such Lender on such Obligations or of Issuing Bank on such Letters of Credit, to a level below that which such Lender or Issuing Bank could have achieved but for the adoption or modification of any such requirements, Borrower shall, within thirty (30) days after any request sent by such Lender or Issuing Bank to Borrower (with a copy to Agent), pay to Agent for the account of such Lender or Issuing Bank such additional amounts as (in such Lender's or Issuing Bank's sole judgment, after reasonable computation) will compensate such Lender or Issuing Bank for such increase in costs or reduction in yield or rate of return of such Lender or Issuing Bank. No failure by such Lender or Issuing Bank to immediately demand payment of any additional amounts payable under this section shall constitute a waiver of such Lender's or Issuing Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges not permitted by Section 10.6.

    Section 2.14. INCREASED COST OF LIBOR RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

         (a) shall change the basis of taxation of payments to any Lender or Issuing Bank of any principal, interest, or other amounts attributable to any LIBOR Rate Portion or otherwise due under this Agreement in respect of any LIBOR Rate Portion or any Letter of Credit (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender or Issuing Bank by any jurisdiction in which such Lender or any such lending office or Issuing Bank is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Rate Portion of any Lender or any Letter of Credit (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of LIBOR Spread) or against assets of, deposits with or for the account of, or credit extended by, such Lender or Issuing Bank; or

         (c) shall impose on any Lender or Issuing Bank or the interbank eurocurrency deposit market any other condition affecting any LIBOR Rate Portion or

    Letter of Credit, the result of which is to increase the cost to any Lender of funding or maintaining any LIBOR Rate Portion or the cost to Issuing Bank of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender or Issuing Bank in respect of any LIBOR Rate Portion or Letter of Credit by an amount deemed by such Lender or Issuing Bank to be material, then such Lender or Issuing Bank shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender or Issuing Bank for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender or Issuing Bank and (ii) Borrower may elect, by giving to Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Rate Portion into a part of the Base Rate Portion.

    Section 2.15. AVAILABILITY. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain LIBOR Rate Portions or for Issuing Bank to issue Letters of Credit, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars") or the authority of Issuing Bank to issue Letters of Credit, or
(b) any Lender determines that matching deposits appropriate to fund or maintain any LIBOR Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Adjusted LIBOR Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then, upon notice by such Lender or Issuing Bank to Borrower and Agent, Borrower's right to elect LIBOR Rate Portions of such Lender's Loan or to apply for Letters of Credit shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan. Borrower agrees to indemnify Agent, each Lender and Issuing Bank and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

    Section 2.16. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain LIBOR Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a LIBOR Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any LIBOR Rate Portion into a Base Rate Portion or into a different LIBOR Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

    Section 2.17.  REIMBURSABLE TAXES.  Borrower covenants and agrees that:

         (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (in this section, collectively, "REIMBURSABLE TAXES"). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Rate Portion Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes or any other amounts owing to Lenders under Sections 2.14 through 2.16.

ARTICLE III - LETTERS OF CREDIT

    Section 3.1. LETTERS OF CREDIT. Subject to the terms and conditions hereof, Borrower may until the Final Maturity Date request Issuing Bank to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

         (a) the sum of the aggregate amount of all Working Capital Advances outstanding at such time plus the aggregate amount of LC Obligations at such time, does not exceed the Maximum Working Capital Advance Amount;

         (b) the sum of the aggregate amount of all Advances outstanding at such time plus the aggregate amount of LC Obligations at such time, does not exceed the Borrowing Base at such time;

         (c) the aggregate amount of LC Obligations at such time does not exceed $1,000,000;

         (d) the expiration date of such Letter of Credit is prior to the end of the Final Maturity Date;

         (e) such Letter of Credit is to be used for general corporate purposes of Related Persons;

         (f) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Person's Debt for borrowed money;

         (g) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Issuing Bank to any cost not anticipated on the date hereof;

         (h) the form and terms of such Letter of Credit are acceptable to Agent and Issuing Bank in their sole and absolute discretion; and

         (i) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

Issuing Bank will honor any such request if the foregoing conditions (a) through
(i) (in the following Section 3.2 called the "LC CONDITIONS") have been met as of the date of issuance of such Letter of Credit. Issuing Bank, with the consent of Majority Lenders, may choose to honor any such request for any other Letter of Credit, but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which Issuing Bank in its sole discretion deems relevant.

    Section 3.2. REQUESTING LETTERS OF CREDIT. Borrower must make written application for any Letter of Credit at least three Business Days before the date on which Borrower desires for Issuing Bank to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 3.1 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Standby or Commercial Letter of Credit must be made in writing using the forms therefor customarily used by Issuing Bank, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Issuing Bank and Borrower). Three Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 3.1 (or if Issuing Bank otherwise desires to issue such Letter of Credit), Issuing Bank will issue such Letter of Credit at Issuing Bank's office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

    Section 3.3. REIMBURSEMENT AND PARTICIPATIONS.

    (a) REIMBURSEMENT BY BORROWER. Each Matured LC Obligation shall constitute a loan by Issuing Bank to Borrower. Borrower promises to pay to Issuing Bank, or to Issuing Bank's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Late Payment Rate.

    (b) LETTER OF CREDIT ADVANCES. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by Issuing Bank, request Lenders to make Working Capital Advances to Borrower in the amount of such draft or demand, which Working Capital Advances shall be made concurrently with Issuing Bank's payment of such draft or demand and shall be immediately used by Issuing Bank to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of clause (b) of the first sentence of Section 2.1 the amount of such Working Capital Advances shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Working Capital Advances shall not be considered.

    (c) PARTICIPATION BY LENDERS. Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and to induce Issuing Bank to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Bank, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by Issuing Bank thereunder. Each Lender unconditionally and irrevocably agrees with Issuing Bank that, if a Matured
LC Obligation is paid under any Letter of Credit for which Issuing Bank is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Working Capital Advances or by the application of LC Collateral), such Lender shall within two Business Days (in all circumstances and without set-off or counterclaim) pay to Issuing Bank on demand, in immediately available funds at Issuing Bank's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower), together with interest thereon, for each day from the date such amount was paid by Issuing Bank under such Letter of Credit until the date such amount is paid to Agent at the Federal Funds Rate. If any Lender fails to make such payment to Issuing Bank within such two Business-Day period, such Lender shall in addition to such amount pay interest thereon, for each day from the date such amount was paid by Issuing Bank under such Letter of Credit until the date such amount is paid or repaid to Agent, at the Base Rate. Each Lender's obligation to pay Issuing Bank pursuant to the terms of this subsection is irrevocable and unconditional.

    (d) DISTRIBUTIONS TO PARTICIPANTS. Whenever Issuing Bank has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if Issuing Bank thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to Issuing Bank's demand that such Lender make such payment of its Percentage Share), Issuing Bank will distribute to such Lender its Percentage Share of the amounts so received by Issuing Bank; PROVIDED, HOWEVER, that if any such payment received by Issuing Bank must thereafter be returned by Issuing Bank, such Lender shall return to Issuing Bank the portion thereof which Issuing Bank has previously distributed to it.

    (e) CALCULATIONS. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by Issuing Bank to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

    Section 3.4. LETTER OF CREDIT FEES. In consideration of Issuing Bank's issuance of Letters of Credit, Borrower agrees to pay:

         (a) an issuance fee for each Letter of Credit in the amount of one-eighth percent (0.125%) of the face amount of such Letter of Credit, payable to Issuing Bank for its own account at the time of issuance of such Letter of Credit;

         (b) a letter of credit fee for each Letter of Credit in the amount of the greater of (i) the LIBOR Spread applicable at the time the Letter of Credit is issued multiplied by the face amount of such Letter of Credit or
    (ii) $500, in each case payable to Agent at the time of issuance of such Letter of Credit for the account of Lenders in accordance with their Percentage Shares.

    Section 3.5. NO DUTY TO INQUIRE.

    (a) DRAFTS AND DEMANDS. Issuing Bank is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. Issuing Bank and Lenders may act in reliance upon any drafts or demand for payment believed in good faith to have been authorized, whether or not made by an authorized officer, representative or agent of any beneficiary under any Letter of Credit, and payment by Issuing Bank to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ISSUING BANK OR ANY LENDER, provided only that Issuing Bank or such Lender shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

    (b) EXTENSION OF MATURITY. If the maturity of any Letter of Credit is extended by its terms or by law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Related Person, or if the amount of any Letter of Credit is increased at the request of any Related Person, this Agreement shall be binding upon all Related Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Issuing Bank or any of Issuing Bank's correspondents in accordance with such extension, increase or other modification.

    (c) TRANSFEREES OF LETTERS OF CREDIT. If any Letter of Credit provides that it is transferable, Issuing Bank shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by Issuing Bank to any purported transferee or transferees as determined by Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR

OMISSION OF ANY KIND BY ISSUING BANK OR ANY LENDER, provided only that Issuing Bank or such Lender shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

    Section 3.6. LC COLLATERAL.

    (a) LC OBLIGATIONS IN EXCESS OF BORROWING BASE. If, after the making of all mandatory prepayments required under Section 2.11, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to Issuing Bank an amount equal to such excess. Issuing Bank will hold such amount as security for the remaining LC Obligations ("LC COLLATERAL") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which Issuing Bank may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which Issuing Bank or Lenders may have to otherwise apply any payments by Borrower and any LC Collateral under Section 2.11.

    (b) ACCELERATION OF LC OBLIGATIONS. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter by retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to Issuing Bank immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by Issuing Bank as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

    (c) INVESTMENT OF LC COLLATERAL. Pending application thereof, all LC Collateral shall be invested by Issuing Bank in such interest-bearing investments as Issuing Bank may choose in its sole discretion reasonably exercised. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, Issuing Bank shall release any remaining LC Collateral. Borrower hereby assigns and grants to Issuing Bank a continuing security interest in all LC Collateral paid by it to Issuing Bank, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Mortgage. Borrower further agrees that Issuing Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial

Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

    (d) PAYMENT OF LC COLLATERAL. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, Issuing Bank or any Lender may, without notice to Borrower or any other Related Person, provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with Issuing Bank, any Lender, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and Agent, each Lender and Issuing Bank are hereby authorized to exercise their respective rights under each Security Document to obtain such amounts.

ARTICLE IV - CONDITIONS PRECEDENT TO LENDING

    Section 4.1. DOCUMENTS TO BE DELIVERED. No Lender has any obligation to make its first Advance, and Issuing Bank has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following duly executed and delivered in multiple counterparts for each Lender and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b)  Each Lender's Note.

         (c)  Certain certificates of Borrower including:

              (i) An "Omnibus Certificate" of the Secretary and of the President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the board of directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter of Borrower and all amendments thereto, which shall contain the Articles of Merger of Costilla LLC into Borrower, certified by the Secretary of State of Delaware, and (3) a copy of the bylaws of Borrower; and

              (ii) A "Compliance Certificate" of the President and the Chief Financial Officer of even date with such Advance or such date of issuance of such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b),
         (c) and (d) of Section 4.2.

         (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

         (e) A favorable opinion of Cotton, Bledsoe, Tighe & Dawson, P.C., counsel for Related Persons, substantially in the form set forth in Exhibit D, together with the certificate provided for in such Exhibit.

         (f)  Each Security Document listed in the Security Schedule.

         (g) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

         (h) Title opinions or other title assurances in form, substance and authorship satisfactory to Agent, and verification of lease operating expenses and oil and gas prices satisfactory to Agent.

         (i) A certificate of the President of Borrower, certifying to the truth, correctness, and completeness of certain representations contained therein concerning the environmental condition of the oil and gas properties owned by Borrower and Related Persons in form and substance satisfactory to Agent and its counsel.

         (j) CSL Partner's audited Consolidated financial statements for the Fiscal Year ended December 31, 1994, Costilla LLC's audited Consolidated financial statements for the Fiscal Year ended December 31, 1995, and Costilla LLC's unaudited Consolidated and consolidating financial statements for the two consecutive Fiscal Quarters ended June 30, 1996, each satisfactory to Agent.

         (k) Agent shall have received confirmation that Borrower has received the net proceeds from the issuance of the Senior Unsecured Notes, in a principal amount equal to or greater than $100,000,000 (less underwriting discounts, commissions and offering expenses), and that such proceeds have been applied to the prepayment of indebtedness of Costilla LLC to NationsBridge, L.L.C.

         (l) Agent shall have received confirmation that Borrower has received the proceeds from the issuance of the equity securities described in the Registration Statement in a gross amount equal to or greater than $60,000,000 (less underwriting discounts, commissions and offering expenses), and that such proceeds have been applied to the prepayment of indebtedness of Costilla LLC to NationsBridge, L.L.C. to the extent necessary to repay such indebtedness in full after taking into account the repayment described above in Subparagraph (k).

         (m) Agent shall have received from Borrower verification of insurance satisfactory to Agent in its sole discretion.

         (n) Borrower shall have paid to Agent all fees due to Agent and Lenders hereunder and all fees and expenses of Agent's counsel payable under this Agreement.

         (o) Costilla LLC shall have merged with and into Borrower, with Borrower being the surviving corporation.

     Section 4.2. ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to make any Advance (including its first), and Issuing Bank has no obligation to issue any Letter of Credit (including the first) unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance or the date of issuance of such Letter of Credit.

         (b) No Default shall exist at the date of such Advance or the date of issuance of such Letter of Credit.

         (c) No material adverse change shall have occurred to Borrower's Consolidated financial condition or businesses since the date of this Agreement.

         (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance or the date of issuance of such Letter of Credit.

         (e) The making of such Advance or the issuance of such Letter of Credit shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender or Issuing Bank to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

         (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for the Related Persons and Agent; organizational and business documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Related Persons and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

    Section 5.1. BORROWER'S REPRESENTATIONS AND WARRANTIES. To confirm each Lender's understanding concerning Related Persons and Related Persons' businesses, properties and obligations and to induce Agent, each Lender and Issuing Bank to enter into this Agreement and to make the Loans and issue Letters of Credit, Borrower represents and warrants to Agent and each Lender that:

         (a) NO DEFAULT. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

         (b) ORGANIZATION AND GOOD STANDING. Each Related Person is duly organized, validly existing and in good standing under the laws of its state of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure so to qualify will not have any material adverse effect on Borrower on a Consolidated basis. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         (c) AUTHORIZATION. Each Related Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         (d) NO CONFLICTS OR CONSENTS. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) to the best knowledge of Borrower, any domestic or foreign law, statute, rule or regulation, (2) the organizational documents of any Related Person, or
    (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

         (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present (i) Costilla LLC's Consolidated and each other Related Person's financial position at the respective dates thereof, (ii) the Consolidated results of Costilla LLC and the results of each other Related Person's operations, and (iii) Costilla LLC's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Initial Financial Statements no material adverse change has occurred in Borrower's Consolidated financial condition or businesses. All Initial Financial Statements of the Related Persons were prepared in accordance with GAAP.

         (g) OTHER OBLIGATIONS AND RESTRICTIONS. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material with respect to Borrower's Consolidated financial condition and not disclosed in the Disclosure Schedule or a Disclosure Report. No Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of Borrower on a Consolidated basis.

         (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent, any Lender or Issuing Bank in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person that has not been disclosed to Agent and each Lender in writing which could materially and adversely affect Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). To the best knowledge of Borrower, there are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

         (i) LITIGATION. Except as disclosed in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or, as determined by Borrower in good faith, may materially and adversely affect Borrower on a Consolidated basis, its ownership or use of any of its assets or properties, its businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

         (j) ERISA LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         (k) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such laws; (ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any material amount of Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Related
    Person; (iv) no Related Person has transported or arranged for the transportation of any material amount of Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); (v) no Related Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials; and (vi) without limiting the foregoing, no material adverse change has occurred with respect to the matters described in clauses (i) through (v) above since June 14, 1996.

         (l) NAMES AND PLACES OF BUSINESS. Except as disclosed in the Disclosure Schedule, no Related Person has, during the preceding five years, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Related Person is (and for the preceding five years have been) located at the address of

    Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Related Person has any other office or place of business.

         (m) BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. No Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, AND (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         (n) TITLE TO PROPERTIES. Each Related Person has good and defensible title to all of its material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are attributed in the most recent Engineering Report.

         (o) GOVERNMENT REGULATION. No Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         (p) INSIDER. No Related Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Related Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

    Section 5.2. REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Notes for its own account in the ordinary course of its commercial lending business;

however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, any participation interest or other interest in its Notes, or any of its other rights and obligations under the Loan Documents.

ARTICLE VI - COVENANTS OF BORROWER

    Section 6.1. AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent, each Lender and Issuing Bank to enter into this Agreement and make the Loans and issue Letters of Credit, Borrower warrants, covenants and agrees and shall cause each other Related Person to warrant, covenant and agree, except as to Section 6.1(a), that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

         (b)  BOOKS, FINANCIAL STATEMENTS AND REPORTS.   Each Related Person
    will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause each Related Person to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

              (i) As soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year, complete audited Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred five (105) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Section 6.2(a), (k) and (l) (such calculations to be based solely on information obtained by such accountants during the course of their audit) and stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence. If Agent so requests, all of the financial statements described in this Section 5.2(b)(i) shall also be prepared on a consolidating basis.

              (ii) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, complete unaudited Consolidated financial statements from Borrower and Borrower's consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and without footnotes. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit E signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete in all material respects, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 6.2(a), (k) and (l), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default. If Agent so requests, all of the financial statements described in this Section 5.2(b)(ii) shall also be prepared on a consolidating basis.

              (iii) As soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year (A) until the cancellation of the A&P Notes, compiled or audited, if otherwise prepared in the normal course of business, financial statements of A&P Meter Service and Supply, Inc., prepared in reasonable detail in accordance with GAAP, and (B) upon request of Agent, compiled or audited, if otherwise prepared in the normal course of business, financial statements of Republic Gas Partners, L.L.C., prepared in reasonable detail in accordance with GAAP. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

              (iv) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders or members.

              (v) By February 28 of each year, an engineering report prepared as of January 1 of such year by Williamson Petroleum Consultants, Inc., or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, and by August 15 of each year, an engineering report prepared by Borrower's in-house engineering staff as of July 1 of such year. Each such report shall cover all oil and gas properties and interests owned by any Related Person which are located in or offshore of the United States of America and which have attributable to them proved oil or gas reserves; PROVIDED, properties owned by SMI shall be reported in the aggregate as a single item.
         Each such report shall be satisfactory to Agent, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Each such report shall, if so requested by Agent, (A) distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in such report which are Collateral from those properties treated in such report which are not Collateral and (B) distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in such report which secure both the Obligations and other indebtedness owing to any Person from those properties treated in such report which secure only the Obligations.

              (vi) As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, a report describing by lease or unit the gross volume of production, oil and gas prices and sales attributable to production during such Fiscal Quarter from the properties described in subsection (b)(v) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Quarter.

              (vii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders or debtholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (c) OTHER INFORMATION AND INSPECTIONS. Each Related Person will furnish to Agent and each Lender any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan

    Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent, as may be directed by any Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property during normal business hours, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent, any Lender or Issuing Bank in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent, Lenders and Issuing Bank agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, (iii) is disclosed to Agent's, any Lender's or Issuing Bank's Affiliates, auditors, attorneys, or agents, or (iv) is furnished to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document.

         (d) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify Agent and each Lender:

              (i) of any material adverse change in (1) Borrower's Consolidated financial condition, or (2) the aggregate value of the Collateral,

              (ii) of the occurrence of any Default,

              (iii) of the acceleration of the maturity of any Debt, including but not limited to the Senior Unsecured Notes, owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition or on the value of any material part of the Collateral,

              (iv) of the occurrence of any Termination Event,

              (v) of any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties, and

              (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon Borrower's Consolidated financial condition, business or operations or on the value of any material part of the Collateral.

         Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least ten Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         (e) MAINTENANCE OF PROPERTIES. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition, ordinary wear and tear excepted, and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times.

         (f) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Related Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower on a Consolidated basis.

         (g)  PAYMENT OF TRADE DEBT, TAXES, ETC.  Each Related Person will
    (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         (h) INSURANCE. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its surface equipment, vehicles and all other property of a character usually insured by similar Persons engaged in the same or similar businesses. Any insurance policies covering Collateral shall be endorsed, if requested by Agent, (i) to provide for payment of losses to Agent for the account of Lenders as their interests may appear, (ii) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers.

         (i) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of
    (i) Agent and its Affiliates (including attorneys' fees) in connection with
    (1) the negotiation, syndication, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (3) the borrowings hereunder, the administration of Letters of Credit, and other action reasonably required in the course of administration hereof, and (ii) Agent, any Lender or Issuing Bank (including attorneys' fees) in connection with the defense or enforcement of the Loan Documents or the defense of Agent's, any Lender's or Issuing Bank's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement).

         (j) PERFORMANCE ON BORROWER'S BEHALF. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         (k) INTEREST. Borrower hereby promises to Agent, Lenders and Issuing Bank to pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent, any Lender or Issuing Bank) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         (l) COMPLIANCE WITH AGREEMENTS AND LAW. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws.

         (m) EVIDENCE OF COMPLIANCE. Each Related Person will furnish to Agent and each Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

    Section 6.2. NEGATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent, each Lender and Issuing Bank to enter into this Agreement and make the Loans and issue Letters of Credit, Borrower warrants, covenants and agrees and shall cause each other Related Person to warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         (a) RESTRICTED DEBT. No Related Person will in any manner owe or be liable for Restricted Debt except:

              (i)   the Obligations.

              (ii) Debt arising under futures contracts or swap contracts expressly permitted by Section 6.2(o).

              (iii) Debt arising under the Indenture in a principal amount not to exceed $100,000,000.

              (iv)  Credit extensions, advances and loans permitted under
         Section 6.2(g).

              (v) miscellaneous items of Restricted Debt not described in subsections (i), (ii), (iii) and (iv) of this subsection (a) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $750,000 at any one time outstanding.

         (b) LIMITATION ON LIENS. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

              (i)   Liens which secure Obligations only.

              (ii) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Debt which is not delinquent or which is being contested as provided in
         Section 6.1(g).

              (iii) "Permitted Encumbrances" (as such term is defined in the Mortgage) on the Collateral or on any other property of any Related Person.

         (c) LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. Except as expressly provided in this subsection no Related Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, provided that if either Subsidiary is a Guarantor the surviving subsidiary will also be a Guarantor, or (ii) Borrower, so long as Borrower is the surviving business entity; provided that no Default or Event of Default exists immediately prior to or after such Merger. Borrower will not issue any shares of stock other than common stock in Borrower and any options or warrants giving the holders thereof only the right to acquire such interests. No Subsidiary of Borrower will issue any additional securities or any options, warrants or other rights to acquire such additional securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower will allow any diminution of Borrower's interest (direct or indirect) therein.

         (d) LIMITATION ON SALES OF PROPERTY. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any properties valued in the Borrowing Base or any of its other material assets or properties or any material interest therein except:

              (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

              (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

              (iii) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are attributed in the most recent Engineering Report;

              (iv) during each period from and including a Determination Date until but not including the next succeeding Determination Date, sales of properties valued in the Borrowing Base whose value as set forth in the Engineering Report most recently furnished to Agent and Lenders as of the time of sale does not in the aggregate exceed $750,000. At Borrower's request, Agent shall release its Liens on the properties sold by Borrower in accordance with this subsection at Borrower's expense; and

              (v) oil and gas properties owned by Borrower located in the states of Oklahoma and Kansas that are sold by January 31, 1997. At Borrower's request, Agent shall release its Liens on the properties sold by Borrower in accordance with this subsection at Borrower's expense.

    No Related Person will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related

    Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         (e) LIMITATION ON DIVIDENDS, REDEMPTIONS AND PREPAYMENTS ON SENIOR UNSECURED NOTES. No Related Person will:

              (i) declare or pay any dividends on, or make any other distribution in respect of any interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any securities in any Related Person (whether such interests are now or hereafter issued, outstanding or created);

              (ii) cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section; or

              (iii) purchase, repurchase, defease or make any prepayments on the Senior Unsecured Notes.

    Notwithstanding clauses (i), (ii) and (iii) of this Section 6.2(e), dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by any Subsidiary with respect to any shares of its capital stock owned by Borrower, and by Borrower to its Subsidiaries, to the extent permitted by the investment restrictions of Section 6.2(f).

         (f) LIMITATION ON INVESTMENTS AND NEW BUSINESSES. Except for Permitted Investments, no Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, or (iv) make any significant acquisitions or investments in any properties.

         (g) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans by Subsidiaries of Borrower to Borrower.

         (h) TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Disclosure Schedule, no Related Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, except for transactions approved in writing by all Lenders from time to time.

         (i) CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower: (i) to pay dividends or make other distributions to Borrower,
    (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or, as may be determined by Borrower in good faith, detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. Borrower will not amend or agree to amend the Indenture without the prior written consent of Lenders.

         (j)  FISCAL YEAR.  No Related Person will change its fiscal year.

         (k) CURRENT RATIO. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, the ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 1.0 to 1.0. For purposes of this subsection, (i) Borrower's Consolidated current liabilities will be calculated (A) including all LC Obligations as current liabilities (other than any Letter of Credit that on its face expressly prohibits any drawing thereunder within one year from the time of calculation), and (B) without including any payments of principal on the Notes or the Senior Unsecured Notes which are required to be repaid within one year from the time of calculation, and (ii) Borrower's Consolidated current assets will be calculated including up to $10,000,000 of the unused portion of the Borrowing Base.

         (l) TANGIBLE NET WORTH. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, Borrower's Consolidated Tangible Net Worth will never be less than the sum of (i) $30,000,000 PLUS (ii) fifty percent (50%) of Borrower's Adjusted Consolidated Net Income for each Fiscal Quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis, for the period beginning October 1, 1996 and ending on the last day of the most recent Fiscal Quarter as of the time in question PLUS (iii) seventy-five percent (75%) of the Net Proceeds of Equity received after the date hereof.

         (m) LEASE PAYMENTS. Related Persons shall not make any payments under any leases including capital leases (other than oil and gas leases) in any fiscal year in an aggregate amount in excess of $1,000,000.

         (n) BORROWER'S EBITDA TO INTEREST EXPENSE. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, the ratio of EBITDA to interest expense shall never be less than 2.0 to 1.0., and shall be calculated as follows: (i) for the period ending December 31, 1996, EBITDA and interest expense shall be calculated for the Fiscal Quarter ending on such date on an annualized basis, (ii) for the period ending March 31, 1997, EBITDA and interest expense shall be calculated for the Fiscal Quarter ending on such date and the immediately preceding Fiscal Quarter on an annualized basis, (iii) for the period ending June 30, 1997, EBITDA and interest expense shall be calculated for the Fiscal Quarter ending on such date and the immediately preceding two Fiscal Quarters on an annualized basis, and (iv) for the period ending September 30, 1997 and as of the end of each Fiscal Quarter thereafter, EBITDA and interest expense shall be calculated for such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

         (o) HEDGING. No Related Person will enter into any forward, future, swap or hedging contracts except in accordance with its customary practices; PROVIDED THAT:

              (i) at no time will amounts maturing in any month under any hedging contracts for the sale of crude oil and/or natural gas which provide for a floor, but not a cap, exceed at any time one hundred percent (100%) of the estimated production for such month from proved producing reserves of Related Persons; and

              (ii) at no time will any forward, future, swap or hedging contracts for the sale of crude oil and/or natural gas, other than any such contracts described in clause (i) above, exceed seventy-five percent (75%) of the estimated production for such month from proved producing reserves of Related Persons;

              (iii) none of the hedging contracts described in clauses (i) and (ii) above shall (x) cover the same estimated production for any month, (y) contain any term or provision which could require Borrower to meet margin calls, or otherwise to put up money or other assets against the event of its nonperformance, prior to actual default in performing its obligations thereunder, or which are otherwise inconsistent with or more speculative than the past hedging practices of Borrower, or (z) have a counterparty with a minimum long-term unsecured debt rating less than "A-" by Standard & Poor's Corporation or "A3" by Moody's Investors Service, Inc.

ARTICLE VII - SECURITY

    Section 7.1. THE SECURITY. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Agent.

    Section 7.2. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower and each Guarantor agrees to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to any properties of Borrower or any Subsidiary of Borrower which is a Guarantor and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request.

    Section 7.3. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

    Section 7.4. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to Agent, each of its Affiliates, each Lender and Issuing Bank a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent, any Lender or Issuing Bank at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent, any Lender or Issuing Bank from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final), other than deposits of funds held by Borrower for the benefit of third parties, of Borrower with Agent, any Lender or Issuing Bank, and (c) any other credits and claims of Borrower at any


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time existing against Agent, any Lender or Issuing Bank, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each of Agent, Lenders and Issuing Bank is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

    Section 7.5. PRODUCTION PROCEEDS. All of the "Production Proceeds" (as defined in the Security Documents) accruing to the property covered by the Security Documents shall be paid to a lockbox in the name of Borrower and initially deposited in the Collateral Account, which shall be subject to the terms and conditions of the Collateral Account Pledge Agreement (as defined in the Security Schedule). Procedures for establishing and maintaining such lockbox and related accounts set forth in the Collateral Account Pledge Agreement may be changed by written agreement of Borrower and Agent from time to time without the consent of any Lender. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to any Related Person constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

    Section 7.6.  GUARANTIES.

    (a) Borrower shall cause each of its Subsidiaries to execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be substantially in the form of Exhibit F attached hereto:

         (i) if such Subsidiary of Borrower executes and delivers a Guaranty under the Indenture.

         (ii) upon Agent's written request if an Event of Default has occurred and is continuing.

         (iii) if a Borrowing Base Deficiency exists and Borrower does not comply with Section 2.11 hereof.

    (b) Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, (i) security documents pledging all assets of such Subsidiary in favor of Agent for the benefit of Lenders securing (A) the punctual performance of the obligations of such Subsidiary under the guaranty and (B) the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder,


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which such security documents shall be satisfactory to Agent in form and substance; and (ii) written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES

    Section 8.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Related Person fails to pay any interest owing by it on any Obligation within five days of the date when due, or any Related Person fails to pay any other Obligation owing by it when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b)  Any Related Person fails (other than as referred to in subsection
    (a) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, except for Section 6.2(e) of this Agreement, and such failure remains unremedied for a period of twenty
    (20) days from such failure;

         (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement, condition or provision of Section 6.2(e) of this Agreement;

         (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in
    Section 5.1(e) for any reason other than its release or subordination by Agent;

         (e) Except as otherwise provided in subsections (a), (b) or (c) above, any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (f) A default or event of default occurs under the Indenture and such default or event of default is not remedied within the applicable period of grace (if any) provided in the Indenture;

         (g) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such


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    agreement or instrument is materially significant to Borrower and its subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt having an unpaid principal amount in excess of $500,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i)  A Change in Control shall occur;

         (j) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (k) Any material adverse change occurs in Borrower's Consolidated financial condition or Borrower's Consolidated businesses or operations.

         (l)  Any Related Person:

              (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

              (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action to authorize any of the foregoing; or


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              (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

              (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

              (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

Upon the occurrence of an Event of Default described in subsection (l)(i),
(l)(ii) or (l)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, each other Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Related Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each other Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to any declaration by Agent), any obligation of any Lender to make any further Advances or Issuing Bank to issue any additional Letters of Credit shall be permanently terminated.

    Section 8.2. REMEDIES. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers

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conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

    Section 8.3. INDEMNITY. Borrower agrees to indemnify Agent, each Lender and Issuing Bank, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent, such Lender or Issuing Bank growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person, Agent, any Lender or Issuing Bank with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, ANY LENDER OR ISSUING BANK, PROVIDED ONLY THAT NONE OF AGENT, ANY LENDER OR ISSUING BANK SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Agent, any Lender or Issuing Bank, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the terms "Agent", "Lender" and Issuing Bank shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

ARTICLE IX - AGENT

    Section 9.1. APPOINTMENT AND AUTHORITY. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of

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Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

    Section 9.2. EXCULPATION, AGENT'S RELIANCE, ETC. NEITHER AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person, or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

    Section 9.3. LENDERS' CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter

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into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

    Section 9.4. INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 6.1(i) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

    Section 9.5. RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. NationsBank, any successor Agent, or any of their respective Affiliates may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Related Person or their Affiliates, including without limitation equity investments by NationsBank or any of its Affiliates, all as if NationsBank were not Agent hereunder and without any duty to account therefor to any other Lender.

    Section 9.6. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each of Agent and Lender agrees that if it shall, whether through the exercise of rights under Security Documents or

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rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.9, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to
Section 2.9, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.9, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.9; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

    Section 9.7. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

    Section 9.8. BENEFIT OF ARTICLE IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower, any other Related Person.

    Section 9.9. RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation.

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Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent, subject to Borrower's consent, such consent not to be unreasonably withheld. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

ARTICLE X - MISCELLANEOUS

    Section 10.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGEMENTS.

         (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as provided in Section 10.7). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1)

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    waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Maximum Loan Amount, the Maximum Working Capital Advance Amount or the Maximum Acquisition Advance Amount or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Notes, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Notes, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Notes or release any Guarantor from its obligations under its guarantee of the Obligations, if any, (7) reduce the number of Lenders required to agree on the Borrowing Base as set forth in
    Section 2.11 or to consent to an assignment or transfer of any Related Person's rights, duties or obligations under Section 10.4 to less than all Lenders, or (8) in any period between Determination Dates, release any Collateral valued in the Borrowing Base whose aggregate value exceeds $500,000, except as expressly permitted by Section 6.2(d) which releases may be given by Agent without the consent of any Lender.

         (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v)the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent and Lenders, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted

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

    under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make their Loans.

    THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    Section 10.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Agent, Lenders and Issuing Bank and all of Agent's, Lenders' and Issuing Bank's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent, any Lender or Issuing Bank under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent, Lenders and Issuing Bank in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Agent, any Lender or Issuing Bank of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

    Section 10.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the other Related Persons at the address of Borrower specified on the signature pages hereto and to Agent, Issuing Bank and the other Lenders at their addresses specified on the signature pages hereto

(unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during regular business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Agent.

    Section 10.4. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; PROVIDED, HOWEVER, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Agent, Issuing Bank and all Lenders, such purchaser shall not be entitled to any rights of Agent, Issuing Bank or Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

    Section 10.5. GOVERNING LAW; SUBMISSION TO PROCESS. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 15 of Texas Revised Civil Statutes Annotated Article 5069 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself, each other Related Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any Related Person in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law.

    Section 10.6. LIMITATION ON INTEREST. Agent, Lenders, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other

Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate.
As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

    Section 10.7. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 2.13 through 2.17, and any obligations which any Person may have to indemnify or compensate Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

    Section 10.8. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

    Section 10.9. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

    SECTION 10.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO CLAIM
OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL
DAMAGES; AND (c) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY
AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. BORROWER HEREBY REPRESENTS AND ACKNOWLEDGES THAT
IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND
EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS IN PARTICULAR, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO
AND THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; BORROWER HEREBY
WAIVES TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT

(OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

    Section 10.11.  ASSIGNMENTS AND PARTICIPATIONS.

    (a) ASSIGNMENTS. Each Lender shall have the right to sell, assign or transfer all or any part of such Lender's Notes, commitment to make Advances, Loans and rights and Obligations relating to Letters of Credit and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers; PROVIDED, that in connection with each sale, assignment or transfer, the applicable Lender will consider the opinion and recommendation of Borrower, which opinion and recommendation shall in no way be binding upon such Lender, and each such sale, assignment, or transfer shall be with the consent of Agent and so long as no Default or Event of Default has occurred and is continuing, with the consent of Borrower, which in each case will not be unreasonably withheld. The assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Notes, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Advances or Loans and payments made under Letters of Credit directly to Agent. Each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of the Loan made by such Lender and such Lender's LC Obligations, each such sale, assignment, or transfer shall be in a principal amount not less than $10,000,000 and no Lender may offer to sell its Notes and Loans or interests therein in violation of any securities laws. No such assignment shall become effective until (I) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and an Agreement to be Bound in the form of Exhibit G, providing for the assignee's ratification and agreement to be bound by the terms of this Agreement and the other Loan Documents and (II) Agent shall have received from assignor or assignee an assignment fee in the amount of $2,500. Within five (5) Business Days after its receipt of notice that the Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify Borrower of the outstanding principal balance of the Notes payable to such Lender and shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

    (b) PARTICIPATION. Each Lender shall have the right to grant participations in all or any part of such Lender's Notes, commitment to make Advances, Loans and rights and Obligations relating to Letters of Credit and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers; PROVIDED that (i) each Lender granting a participation shall upon request give notice of any such participation to Agent, (ii) each such participation shall be in a

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

principal amount not less than $1,000,000, (iii) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (v) below), (iv) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and
(v) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.1(a) requiring approval of 100% of the Lenders.

    (c) DISTRIBUTION OF INFORMATION. It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning the Related Persons and their and properties and operations which was provided to such Lender pursuant to this Agreement, subject to Section 6.1(c).

                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                            COSTILLA ENERGY, INC.
                                            Borrower


                                            By: /s/  MICHAEL J. GRELLA
                                               -------------------------------
                                               Michael J. Grella, President

                                            Address:

                                            400 West Illinois Street
                                            Suite 1000
                                            Midland, Texas  79701
                                            Attention: Michael J. Grella

                                            Telephone: (915) 683-3092
                                            Telecopy: (915) 686-6080

                                            NATIONSBANK OF TEXAS, N.A.
                                            Agent and Lender


                                            By: /s/  FRANK K. STOWERS
                                               -------------------------------
                                               Frank K. Stowers
                                               Vice President

                                            Address:

                                            NationsBank of Texas, N.A.
                                            303 West Wall
                                            Midland, Texas 79701

                                            Telephone: (915) 685-2179
                                            Telecopy: (915) 685-2009

                                            THE FIRST NATIONAL BANK
                                            OF BOSTON, Lender


                                            By: /s/
                                               -------------------------------
                                               Name:
                                               Title:

                                            Address:

                                            The First National Bank of Boston
                                            Energy Division 01-08-02
                                            100 Federal Street
                                            Boston, Massachusetts  02110
                                            Attention: Carol Holley

                                            Telephone: (617) 434-1921
                                            Telecopy: (617) 434-3652

                                            CHRISTIANIA BANK OG KREDITKASSE,
                                            Lender


                                            By: /s/
                                               -------------------------------
                                               Name:
                                               Title:



                                            By: /s/
                                               -------------------------------
                                               Name:
                                               Title:

                                            Address:

                                            Christiania Bank og Kreditkasse
                                            11 West 42nd Street, 7th Floor
                                            New York, New York  10036
                                            Attention: John Thieroff

                                            Telephone: (212) 827-4800
                                            Telecopy: (212) 827-4888

                                            UNION BANK OF CALIFORNIA, N.A.
                                            Lender


                                            By: /s/
                                               -------------------------------
                                               Name:
                                               Title:



                                            By: /s/
                                               -------------------------------
                                               Name:
                                               Title:


                                               Address:

                                               Union Bank of California, N.A.
                                               500 North Akard Street
                                               Suite 4200
                                               Dallas, Texas  75201
                                               Attention: Carl Stutzman

                                               Telephone: (214) 922-4200
                                               Telecopy: (214) 922-4209



















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